UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2019

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	B	New York Stock Exchange

Item 5.07. Submission of Matters to a Vote of Security Holders.

Barnes Group Inc. (the "Company") held its 2019 Annual Meeting of Stockholders on May 3, 2019.

The stockholders voted on the following matters and cast their votes as described below:

(1)	Election of directors: The following individuals were elected to serve as directors for a term expiring at the 2020 Annual Meeting of Stockholders or upon the election and qualification of their successors, and the voting results for each of the nominees were as follows:

Director	For A Term Expiring In	Votes For	Votes Withheld	Broker Non-Votes
Thomas O. Barnes	2020	43,090,303	43,265	2,780,849
Elijah K. Barnes	2020	36,891,716	44,369	2,780,849
Gary G. Benanav	2020	42,803,068	76,434	2,780,849
Patrick J. Dempsey	2020	43,556,748	63,350	2,780,849
Richard J. Hipple	2020	43,181,854	72,575	2,780,849
Thomas J. Hook	2020	43,401,524	67,882	2,780,849
Mylle H. Mangum	2020	42,911,584	50,361	2,780,849
Hans-Peter Männer	2020	43,507,403	63,835	2,780,849
Hassell H. McClellan	2020	42,991,447	67,109	2,780,849
William J. Morgan	2020	42,946,073	72,571	2,780,849
Anthony V. Nicolosi	2020	43,655,682	73,396	2,780,849
JoAnna L. Sohovich	2020	43,477,140	45,481	2,780,849

(2)	Advisory vote for the resolution to approve the Company’s executive officers’ compensation. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,966,512	756,749	181,785	2,780,849

(3)	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2019. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions
45,333,803	1,272,092	80,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2019	BARNES GROUP INC.
(Registrant)

	By	/s/ Peter A. Gutermann
Peter A. Gutermann
Senior Vice President, General Counsel and Secretary